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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Leesport Financial Corp. on Form S-4 of our report of Madison Bancshares Group, Ltd. dated March 23, 2004, appearing in this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

June 8, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM